Exhibit 99.1

Blue Buffalo Reports Second Quarter 2015 Results

Wilton, CT - August 13, 2015 - Blue Buffalo Pet Products, Inc. (the “Company”) (NASDAQ: BUFF), the leading natural pet food company in the United States, today announced its second quarter 2015 results.

•	Second Quarter Highlights

•	Net sales of $254 million, up 16%

•	Net income of $23 million, up 3%; Adjusted net income of $26 million, up 13%

•	Adjusted EBITDA of $49 million, up 15%

•	Diluted EPS of $0.11 in line with second quarter of 2014; Adjusted Diluted EPS of $0.13, up 13%

•	Financial performance at the top of the range previously disclosed in the IPO registration statement

•	Full Year 2015 Outlook

•	Net sales of $1.02 billion or better

•	Adjusted Diluted EPS of $0.58 or better

“We are pleased to report our first quarterly results as a public company to our expanded family including our new owners, following our successful IPO a few weeks ago. Blue Buffalo delivered strong performance in the second quarter. We continued to gain market share, delivered mid-teens revenue growth, and continued to invest for the future,” said CEO Kurt Schmidt.

“We’ve built a new breed of CPG company that’s taking the leadership position in driving the large pet food category. Our results reflect continued execution of our unique go-to-market model and commitment to our three strategic planks: education, innovation, and investment in brand building.”

Second Quarter of 2015 compared to Second Quarter of 2014

Net sales increased $35.3 million, or 16.2%, to $254.0 million, driven primarily by volume growth. Net sales of Dry Foods increased $29.5 million, or 16.8%, to $205.6 million while net sales of Wet Foods, Treats and Other Products increased $5.8 million, or 13.6%, to $48.4 million.

Gross profit increased $14.8 million, or 17.4%, to $99.8 million and gross margin was 39.3%, up 40 bps compared with 38.9% in the second quarter of 2014. The increase in gross margin was driven primarily by lower costs associated with new product introductions in 2015 as compared to 2014.

Selling, general, and administrative expenses increased $13.6 million, or 29.4%, to $59.7 million. Adjusted SG&A, which excludes litigation expenses and costs incurred in preparing for our initial public offering, increased $9.8 million, or 22.3%. This increase was primarily due to our ongoing investments in advertising and marketing consistent with our strategy to continue to invest in our brand and investments made in strategic initiatives.

Net income increased $0.7 million, or 3.3%, to $22.6 million, or $0.11 per diluted share in the second quarter of 2015, as compared to $21.9 million, or $0.11 per diluted share, in the second quarter of 2014. Adjusted net income increased $3.1 million, or 13.4%, to $26.3 million in the second quarter of 2015, compared to $23.2 million in the second quarter of 2014. Adjusted diluted earnings per share in the second quarter of 2015 increased 13.7% to $0.13, compared to $0.12 in the second quarter of 2014.

First Half of 2015 compared to the First Half of 2014

Net sales increased $57.9 million, or 13.0%, to $502.8 million, driven primarily by volume growth. Net sales of Dry Foods increased $46.5 million, or 12.8%, to $409.8 million, while net sales of Wet Foods, Treats and Other Products increased $11.4 million, or 14.0%, to $93.0 million.

Gross profit increased $18.0 million, or 9.9%, to $199.3 million and gross margin was 39.6%, down 120 bps compared with 40.8% in the first half of 2014. The decrease in gross margin was primarily driven by Heartland ramp-up costs.

Selling, general, and administrative expenses increased $18.2 million, or 20.5%, to $107.1 million. Adjusted SG&A, which excludes litigation expenses and costs incurred in preparing for our initial public offering, increased $13.1 million, or 15.2%. This increase was primarily due to ongoing investments in advertising and marketing consistent with our strategy to continue to invest in our brand and investments made in strategic initiatives.

Net income decreased $0.4 million, or 0.7%, to $52.7 million, or $0.27 per diluted share in the first half of 2015, as compared to $53.1 million, or $0.27 per diluted share, in the first half of 2014. Adjusted net income increased $2.8 million, or 5.1%, to $57.4 million in the first half of 2015, compared to $54.6 million in the first half of 2014. Adjusted diluted earnings per share in the first half of 2015 increased 5.3% to $0.29, compared to $0.28 in the first half of 2014.

Net cash provided by operating activities was $89.6 million in the first half of 2015 compared with $37.5 million in the first half of 2014. Cash and cash equivalents were $179.7 million as of June 30, 2015 as compared to $95.8 million as of December 31, 2014.

Full Year 2015 Outlook

For the full year 2015, the Company expects to deliver net sales of $1.02 billion or better and adjusted diluted earnings per share of $0.58 or better. In the second half of the year, while the Company expects to continue to see strong traction in the market, net sales will have tougher comparisons due to last year’s new product introductions. The outlook also takes into consideration the increase in competitive activity in the second half of 2015. The Company expects the gross margin in the second half of 2015 to improve sequentially as it continues to ramp up its Heartland facility. For 2015, SG&A expenses are expected to grow faster than net sales as the Company continues to invest in international markets, the veterinary channel and the launch of its new BLUE Natural Veterinary Diet product line. The forecast for fiscal 2015 adjusted diluted earnings per share excludes costs related to litigation and the Company’s initial public offering.

Important Information Regarding Non-GAAP Financial Measures

The Company presents non-GAAP financial measures in this press release as management uses these measures in assessing our operating performance, and we believe they are helpful to investors, securities analysts and other interested parties, in evaluating the performance of companies in our industry. We also believe that these non-GAAP financial measures are useful to management and investors, securities analysts and other interested parties as measures of our comparative operating performance from period to period. These non-GAAP financial measures are not measurements of financial performance under GAAP. They should not be considered as alternatives to cash flow from operating activities, as measures of liquidity, or as alternatives to net income as a measure of our operating performance or any other measures of performance derived in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures to the nearest GAAP measure.

Conference Call:

At 5 p.m. (Eastern Time) today, the Company will host a conference call to provide additional commentary on second quarter 2015 results. Further details will be accessible on the Company’s website at http://ir.bluebuffalo.com. Participants may dial 855-539-0894 in the United States or 412-455-6023 internationally and use the access code 96181675, or access the webcast through the Company’s website at http://ir.bluebuffalo.com. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A replay of the call will be available from August 13, 2015 to August 27, 2015 following the call. To access the replay, dial 855-859-2056 or 404-537-3406 and use the access code 96181675. The archive of the webcast will be available for a limited time on the Company’s website at http://ir.bluebuffalo.com.

About Blue Buffalo

Blue Buffalo, based in Wilton, CT, is the nation’s leading natural pet food company, and provides natural foods and treats for dogs and cats under its BLUE Life Protection Formula, BLUE Wilderness, BLUE Basics, BLUE Freedom and BLUE Natural Veterinary Diet lines. Paying tribute to its founding mission, the Company, through the Blue Buffalo Foundation for Cancer Research, is also a leading sponsor of pet cancer awareness and of critical studies of pet cancer, health, treatment and nutrition at top veterinary medical schools across the United States. For more information about Blue Buffalo, visit the Company’s website at www.BlueBuffalo.com.

Forward-looking Statements

This press release contains forward-looking statements that relate to future events and our future performance, including, without limitation, statements with respect to our anticipated results of operations or level of business, and are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We have used the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,”

“expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable” and similar terms and phrases to identify forward-looking statements in this press release. Such statements are based on current expectations only and are subject to known and unknown risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. We believe that these factors include but are not limited to those described under the “Risk Factors” section of our final prospectus for our initial public offering filed with the Securities and Exchange Commission (“SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our other filings with the SEC.

Contacts:

Investors & Financial Analysts

Michael Nathenson

EVP & CFO

203-665-3400

investors@bluebuff.com

Media

Phil Cheevers

VP, Communications

media@bluebuff.com

Blue Buffalo Pet Products, Inc.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$253,998	$218,654	$502,772	$444,901
Cost of sales	154,203	133,661	303,443	263,573

Gross profit	99,795	84,993	199,329	181,328
Selling, general, and administrative expenses	59,660	46,100	107,059	88,822

Operating income	40,135	38,893	92,270	92,506
Interest expense, net	3,692	3,260	7,375	6,456

Income before income taxes	36,443	35,633	84,895	86,050
Provision for income taxes	13,805	13,722	32,211	32,986

Net income	$22,638	$21,911	$52,684	$53,064

Basic net income per common share	$0.12	$0.11	$0.27	$0.27
Diluted net income per common share	$0.11	$0.11	$0.27	$0.27
Basic weighted average shares	195,747,954	195,733,692	195,746,817	195,727,329
Diluted weighted average shares	197,709,082	197,827,833	197,747,647	197,790,520

Blue Buffalo Pet Products, Inc.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands, except for per share data)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$179,692	$95,788
Receivables, net	66,707	78,620
Inventories	91,369	88,620
Prepaid expenses and other current assets	2,712	3,351
Deferred income taxes	4,139	5,696

Total current assets	344,619	272,075
Restricted cash	473	473
Property, plant, and equipment, net	113,655	113,863
Deferred debt issuance costs, net	257	317
Other assets	492	444

Total assets	$459,496	$387,172

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$3,960	$3,960
Accounts payable	48,069	33,163
Other current liabilities	34,470	27,013

Total current liabilities	86,499	64,136
Long-term debt	385,117	387,097
Deferred income taxes	14,828	17,128
Other long-term liabilities	6,721	6,108

Total liabilities	493,165	474,469
Commitments and contingencies
Stockholders’ deficit:
Common stock, voting; $0.01 par value; 207,060,000 shares authorized; 195,749,034 and 195,743,154 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	1,957	1,957
Additional paid-in capital	58,627	57,683
Accumulated deficit	(94,253)	(146,937)

Total stockholders’ deficit	(33,669)	(87,297)

Total liabilities and stockholders’ deficit	$459,496	$387,172

Blue Buffalo Pet Products, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income	$52,684	$53,064
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,913	1,215
Amortization of debt issuance costs	61	61
Stock-based compensation	901	886
Deferred compensation	19	61
Loss on disposal of assets	62	62
Deferred income taxes	(742)	483
Effect of changes in operating assets and liabilities:
Receivables	11,913	(12,504)
Inventories	(2,749)	(6,450)
Prepaid expenses and other current assets	589	(7,663)
Accounts payable	14,907	10,485
Other liabilities	8,050	(2,160)

Net cash provided by operating activities	89,608	37,540

Cash flows from investing activities:
Capital expenditures	(3,767)	(19,704)

Net cash used in investing activities	(3,767)	(19,704)

Cash flows from financing activities:
Principal payments on long-term debt	(1,980)	(1,980)
Proceeds from exercise of stock options	43	38

Net cash used in financing activities	(1,937)	(1,942)

Net increase in cash and cash equivalents	83,904	15,894
Cash and cash equivalents at beginning of period	95,788	42,874

Cash and cash equivalents at end of period	$179,692	$58,768

Blue Buffalo Pet Products, Inc.

Reconciliation of GAAP to Adjusted Results*

(dollars in millions, except for per share data)

	Three Months Ended June 30, 2015
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Net Income	% of Sales	Diluted EPS
As reported (GAAP)	$99.8	39.3%	$59.7	23.5%	$40.1	15.8%	$22.6	8.9%	$0.11
Litigation expenses (a)	—		4.0	1.6%	4.0	1.6%	2.5	1.0%	0.01
Initial public offering preparation costs (b)	—		1.9	0.7%	1.9	0.7%	1.2	0.5%	0.01

As adjusted	$99.8	39.3%	$53.8	21.2%	$46.0	18.1%	$26.3	10.4%	$0.13

	Three Months Ended June 30, 2014
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Net Income	% of Sales	Diluted EPS
As reported (GAAP)	$85.0	38.9%	$46.1	21.1%	$38.9	17.8%	$21.9	10.0%	$0.11
Litigation expenses (a)	—		1.2	0.5%	1.2	0.5%	0.7	0.3%	—
Initial public offering preparation costs (b)	—		0.9	0.4%	0.9	0.4%	0.6	0.3%	—

As adjusted	$85.0	38.9%	$44.0	20.1%	$41.0	18.8%	$23.2	10.6%	$0.12

	Six Months Ended June 30, 2015
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Net Income	% of Sales	Diluted EPS
As reported (GAAP)	$199.3	39.6%	$107.1	21.3%	$92.3	18.4%	$52.7	10.5%	$0.27
Litigation expenses (a)	—		5.5	1.1%	5.5	1.1%	3.4	0.7%	0.02
Initial public offering preparation costs (b)	—		2.1	0.4%	2.1	0.4%	1.3	0.3%	0.01

As adjusted	$199.3	39.6%	$99.5	19.8%	$99.9	19.9%	$57.4	11.4%	$0.29

*	Amounts may not be additive due to rounding.
(a)	Represents costs primarily related to the litigation with Nestlé Purina PetCare Company.
(b)	Represents costs incurred in preparing for our initial public offering.

Blue Buffalo Pet Products, Inc.

Reconciliation of GAAP to Adjusted Results*

(dollars in millions, except for per share data)

	Six Months Ended June 30, 2014
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Net Income	% of Sales	Diluted EPS
As reported (GAAP)	$181.3	40.8%	$88.8	20.0%	$92.5	20.8%	$53.1	11.9%	$0.27
Litigation expenses (a)	—		1.2	0.3%	1.2	0.3%	0.8	0.2%	—
Initial public offering preparation costs (b)	—		1.2	0.3%	1.2	0.3%	0.7	0.2%	—

As adjusted	$181.3	40.8%	$86.4	19.4%	$94.9	21.3%	$54.6	12.3%	$0.28

*	Amounts may not be additive due to rounding.
(a)	Represents costs primarily related to the litigation with Nestlé Purina PetCare Company.
(b)	Represents costs incurred in preparing for our initial public offering.

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income	$22.6	$21.9	$52.7	$53.1
Interest expense, net	3.7	3.3	7.4	6.5
Provision for income taxes	13.8	13.7	32.2	33.0
Depreciation and amortization	2.0	0.7	3.9	1.2

EBITDA (a)	42.2	39.6	96.2	93.7
Litigation expenses (b)	4.0	1.2	5.5	1.2
Initial public offering preparation costs (c)	1.9	0.9	2.1	1.2
Stock-based compensation (d)	0.5	0.5	0.9	0.9

Adjusted EBITDA	$48.6	$42.2	$104.7	$97.0

(a)	EBITDA represents net income plus interest expense, net, provision for income taxes and depreciation and amortization.
(b)	Represents costs primarily related to the litigation with Nestlé Purina PetCare Company.
(c)	Represents costs incurred in preparing for our initial public offering.
(d)	Represents non-cash, stock-based compensation expense.